EXHIBIT 99

Form 4 Joint Filer Information

Name and Address:     Schawk 2005 Three Year GRAT
                c/o Schawk, Inc.
1695 River Road
Des Plaines, IL 60018

Designated Filer:                  Marilyn G. Schawk

Issuer Name &
  Ticker Symbol:                    Schawk, Inc. (SGK)

Date of Event
Requiring Statement:            April 7, 2006

Signature:                               /s/ A. Alex Sarkisian
 Attorney-in-Fact for
 Marilyn G. Schawk, as Trustee